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                                   EXHIBIT 4

                                    FORM OF

                       DECLARATION OF REGISTRATION RIGHTS

          THIS DECLARATION OF REGISTRATION RIGHTS (the "Declaration") is made by DIGITAL ISLAND, INC., a Delaware corporation ("Island") for the benefit of shareholders of SANDPIPER NETWORKS, INC., a California corporation (the "Company"), pursuant and subject to Section 1.12 of that certain Agreement and Plan of Reorganization dated as of October 24, 1999 by and among Island, Beach Acquisition Corp., a California corporation and a wholly owned subsidiary of Island, and the Company (the "Reorganization Agreement"). This Declaration is subject in its entirety to the terms and conditions set forth in the Reorganization Agreement and the Ancillary Documents. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Reorganization Agreement unless the context otherwise requires.

                                   Section 1

                              Certain Definitions
                              -------------------

          Certain Definitions.  As used in this Declaration, the following terms
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shall have the following respective meanings:

          1.1 "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          1.2 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as the same shall be in effect from time to time.

          1.3 The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below), and the declaration or ordering of the effectiveness of such registration statement.

          1.4 "Registrable Securities" means (i) the shares of Common Stock of Island issuable or issued to each holder of Company Capital Stock or options or warrants to acquire Company Capital Stock at the Effective Time by virtue of the Merger (such holders collectively, the "Holders" and each individually, a "Holder", and such shares of Common Stock, the "Stock"), excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which a Holder's rights under this Declaration are not assigned; provided, however, that Registrable Securities shall only be treated as Registrable Securities if and so long as, they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.
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          1.5  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as the same shall be in effect from time to time.

          1.6 An "Affiliate" of an entity referenced herein shall mean (i) any entity who controls, is controlled by, or is under common control with such entity, (ii) any constituent partner or shareholder of such entity, (iii) all mutual funds or other pooled investment vehicles or entities under the control or management of such entity, or the general partner or investment advisor of such entity, or any Affiliate of such mutual funds, pooled investment vehicles, general partner or investment advisor, or (iv) with respect to an individual, such individual's spouse, siblings, ancestors and descendants (whether natural or adopted), any spouses of such siblings, ancestors and descendants, any siblings of such ancestors and descendants, and any trust established solely for the benefit of one or more of such individual's spouse, siblings, ancestors and/or descendants.

                                   Section 2

                                Piggyback Rights
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          2.1  Notice of Registration.  If at any time or from time to time,
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Island shall determine to register any of its equity securities for its own account in an underwritten public offering or receives a valid request from a party to the Existing Agreement (as defined below) to register any of its equity securities in an underwritten public offering, Island will:

               (i)  promptly give to the Holders written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and underwriting, all the Registrable Securities (subject to cutback as set forth in Section 2.2) specified in a written request or requests made within thirty (30) days after receipt of such written notice from Island by any Holder.

          2.2  Underwriting.  The right of any Holder to registration pursuant
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to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. If any Holder proposes to distribute its securities through such underwriting, such Holder shall (together with Island and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Island. Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. Island shall so advise the Holder and the other shareholders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 2, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the Holder and any other participating shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holder and other securities held by other shareholders and entitled to registration rights at the time of filing the registration statement, provided that the aggregate amount of Registrable Securities held by

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selling Holders included in the offering shall not be reduced below twenty percent (20%) of the total amount of securities included in that offering. In the event the managing underwriter does determine that marketing factors require a limitation of the number of shares to be underwritten (the "Cutback"), such Cutback shall be applied first to any participating shareholders other than Holders of Registrable Securities before it shall be applied to Holders of Registrable Securities, subject to the above mentioned twenty percent (20%) reduction limit, if at all. To facilitate the allocation of shares in accordance with the above provisions, Island or the underwriters may round the number of shares allocated to each Holder or other shareholder to the nearest 100 shares. If any Holder or other shareholder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to Island and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one-hundred eighty (180) days after the effective date of the registration statement relating thereto.

          2.3  Right to Terminate Registration.  The Island shall have the right
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to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

                                   Section 3

                             Obligations of Island
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          Whenever Island is required by the provisions of this Declaration to use its reasonable best efforts to effect the registration of the Registrable Securities, Island shall: (i) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement until the earlier of the sale of the Registrable Securities so registered or one hundred twenty (120) days subsequent to the effective date of such registration statement; (ii) furnish to any Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirements of the Securities Act, as such Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Island shall be required under the provisions hereof to cause the registration statement to remain current; (iii) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such states as Holder shall reasonably request, maintain any such registration or qualification current until the earlier of the sale of the Registrable Securities so registered or one hundred twenty (120) days subsequent to the effective date of the registration statement, or, in the case of a shelf registration, until the earlier of the sale of the Registrable Securities so registered or nine (9) months subsequent to the effective date of such registration statement and, take any and all other actions either necessary or reasonably advisable to enable Holders to consummate the public sale or other disposition of the Registrable Securities in jurisdictions where such Holders desire to effect such sales or other disposition; (iv) cause all Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which the same class of securities of Island are then listed; and (v) take all such other actions either necessary or reasonably desirable to permit the Registrable

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Securities held by a Holder to be registered and disposed of in accordance with the method of disposition described herein, including causing Island's senior management to use their commercially reasonable efforts in the marketing of any securities pursuant to any underwritten public offering so registered. Notwithstanding the foregoing, Island shall not be required to register or to qualify an offering of the Registrable Securities under the laws of a state if as a condition to so doing Island is required to qualify to do business or to file a general consent to service of process in any such state or jurisdiction, unless Island is already subject to service in such jurisdiction.

                                   Section 4

                            Expenses of Registration
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          Island shall pay all of the fees and expenses incurred in connection with any registration statement that is initiated pursuant to this Declaration, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agent and registrar fees, the fees and disbursements of Island's outside counsel, the reasonable fees and disbursements of one counsel to the Holders and independent accountants (the "Registration Expenses"). Provided however, that any underwriting discounts, fees and disbursements of any additional counsel to the Holders, selling commissions and stock transfer or other taxes applicable to the Registrable Securities registered on behalf of Holders shall be borne by the Holders of the Registrable Securities included in such registration.

                                   Section 5

                                Indemnification
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          5.1  Island.  To the extent permitted by law, Island will indemnify
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Holders and each person controlling Holders within the meaning of Section 15 of the Securities Act, and each underwriter if any, of Island's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Declaration, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Island of any rule or regulation promulgated under the Securities Act applicable to Island in connection with any such registration, qualification or compliance, and Island will reimburse Holders and each person controlling Holders, and each underwriter, if any, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Island will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Island by such Holder or controlling person or underwriter seeking indemnification expressly for use therein; and provided further, that the indemnity provided in this Section 5.1 with respect to any losses, claims, damages, liabilities or actions, arising from a sale of Registrable Securities

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pursuant to a registration hereunder, based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state a material fact in any preliminary or final prospectus (or amendment or supplement thereto) of Island shall not inure to the benefit of or be available to the Holders or any other person if a copy of the prospectus, as further amended or supplemented, in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected is sent or given to those persons asserting such losses, claims, damages, liabilities or actions within the time required by the Securities Act and the Rules and Regulations thereto.

          5.2  Holders.  To the extent permitted by law, each Holder will, if
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Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected (the "Indemnifying Holder"), indemnify Island, each of its directors and officers and each person who controls Island within the meaning of Section 15 of the Securities Act, and each underwriter, if any, of Island's securities with respect to any registration, qualification or compliance which has been effected pursuant to this Declaration, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Indemnifying Holder of any rule or regulation promulgated under the Securities Act applicable to such Indemnifying Holder in connection with any such registration, qualification or compliance, and the Indemnifying Holder will reimburse Island, such directors and officers and each person controlling Island and each underwriter, if any, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, in reliance upon and in conformity with written information furnished to Island by such Indemnifying Holder expressly for use therein, provided that in no event shall any indemnity under this Section 5.2 exceed the gross proceeds of the offering received by such Indemnifying Holder; and provided further, that the indemnity provided in this Section 5.2 with respect to any losses, claims, damages, liabilities or actions, arising from a sale of Registrable Securities pursuant to a registration hereunder, based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state a material fact in any preliminary or final prospectus (or amendment or supplement thereto) of Island shall not inure to the benefit of or be available to Island or any other person if the Holder corrected such untrue statement or alleged untrue statement or omission or alleged omission and sent it to Island for inclusion in the prospectus within the time required by the Securities Act and the Rules and Regulations thereto.

          5.3  Defense of Claims.  Each party entitled to indemnification under
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this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party

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to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior written consent.

                                   Section 6

                               Rule 144 Reporting
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          With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, Island agrees to use its reasonable best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

          (b) File with the SEC in a timely manner all reports and other documents required of Island under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

          (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by Island as to its compliance with the reporting requirements of said Rule 144 (at any time from and after the date hereof), and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Island, and such other reports and documents of Island, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

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                                   Section 7

                             Termination of Rights
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          Unless otherwise specified herein, the rights and provisions of this
Declaration shall terminate as to all Holders on July 15, 2006. The rights of any individual Holder to receive notice and to participate in a registration pursuant to the terms of Section 2 hereof shall terminate at such time as such Holder (i) owns less than one percent (1%) of the outstanding Stock of Island and (ii) could sell all of the Registrable Securities held by such Holder in any one three-month period pursuant to Rule 144 (including Rule 144(k)) under the Securities Act.

                                   Section 8

                                 Miscellaneous
                                 -------------

          8.1  Assignment.  Subject to compliance with the Reorganization
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Agreement and the Ancillary Documents, the rights to cause Island to register
Registrable Securities granted to the Holders by Island under this Declaration may be transferred or assigned by the Holders to an Affiliate or may be transferred or assigned by any Holder to a transferee which acquires at least 100,000 Shares of the Registrable Securities owned as of the date of the Effective Time by such Holder; provided that Island is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes the obligations of such Holder under this Declaration and agrees to be bound hereby pursuant to a written instrument in form and substance reasonably satisfactory to Island. Subject to the preceding sentence, this Declaration shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any transferee or assignee shall thereafter be treated as a Holder in all respects, subject to the limitations herein. Until Island receives actual notice of any transfer or assignment, it shall be entitled to rely on the then existing list of Holders and the failure to notify Island of any transfer or assignment shall not affect the validity of a notice properly given by Island to the Holders pursuant to lists maintained by Island.

          8.2  Aggregation of Shares.  All shares of Registrable Securities held
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or acquired by affiliated entities or persons, including without limitation,
Affiliates, shall be aggregated together for the purpose of determining the availability of any rights under this Declaration.

          8.3  Governing Law.  This Declaration shall be governed by and
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construed under the laws of the State of California as applied to agreements entered into solely between residents of and to be performed entirely within, such state without regard to conflicts of law principles thereof.

          8.4  Counterparts.  This Declaration may be executed in two or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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          8.5  Titles and Subtitles.  The titles and subtitles used in this
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Declaration are used for convenience only and are not to be considered in construing or interpreting this Declaration.

          8.6  Notices.  All notices, requests, demands and other communications
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under this Declaration or in connection herewith shall be given to or made upon the Holder at the addresses set forth in Island's records and, if to Island, at the address previously furnished by Island to the Holders, addressed to the attention of the President.

          (a) All notices, requests, demands and other communications given or made in accordance with the provisions of this Declaration shall be in writing, and shall be sent by airmail, return receipt requested, or by facsimile with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

          (b) Any party may, by written notice to the other, alter its address or respondent, and such notice shall be considered to have been given three (3) days after the airmailing or faxing thereof.

          8.7  Attorneys' Fees.  If any action at law or in equity (including
               ---------------
arbitration) is necessary to enforce or interpret the terms of this Declaration, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          8.8  Amendments and Waivers.  Any term of this Declaration may be
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amended or any right hereunder waived with the written consent of Island and the
Holders of 66-2/3% of the shareholders of record of the Company immediately prior to the Effective Time of the Merger, provided that Island has also received any additional consent required under that certain Amended and Restated Investors' Rights Agreement dated February 19, 1999, as amended, by and among Island and the individuals or entities listed on the signature pages thereof
(the "Existing Agreement"). Any amendment or waiver effected in accordance with this Section 8.8 shall be binding upon the Holders and each transferee of the Registrable Securities, each future holder of all such Registrable Securities and Island.

          8.9  Severability.  If one or more provisions of this Declaration are
               ------------
held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Declaration, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          8.10  Delays or Omissions.  No delay or omission to exercise any
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right, power or remedy accruing to any party to this Declaration, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Declaration, or any waiver on the part of any party of any provisions

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or conditions of this Declaration, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Declaration, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

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          IN WITNESS WHEREOF, the undersigned has executed this Declaration as of the date first written above.

                              DIGITAL ISLAND, INC.


                         By:
                            ----------------------------------------
                              Name:
                              Title:

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